UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – March 4, 2026

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Preferred Stock Purchase Rights	-	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry Into a Material Definitive Agreement.

Issuance of New First Lien Notes
On March 4, 2026 (the “Settlement Date”), Cooper-Standard Automotive Inc. (the “Issuer”), a wholly-owned subsidiary of Cooper-Standard Holdings Inc. (the “Company”), issued $1,100,000,000 aggregate principal amount of its 9.250% Senior Secured First Lien Notes due 2031 (the “Notes”) pursuant to an Indenture, dated as of March 4, 2026 (the “Indenture”), by and among the Issuer, the Guarantors (as defined below) and U.S. Bank Trust Company, National Association, as trustee and collateral agent (the “Collateral Agent”).
The Notes are senior secured obligations of the Issuer and are guaranteed on a senior secured basis by CS Intermediate Holdco 1 LLC (“Holdings”) and each of the Issuer’s domestic subsidiaries that guarantee certain other indebtedness, including the Amended ABL Facility (as defined below) (together with Holdings, the “Domestic Guarantors”). The Notes are also guaranteed on a senior unsecured basis by Cooper-Standard Latin America B.V. (together with the Domestic Guarantors, the “Guarantors”), which also guarantees the Issuer’s Amended ABL Facility on a senior unsecured basis.
The Notes will mature on March 1, 2031. The Notes bear interest at the rate of 9.250% per annum, payable semi-annually in arrears in cash on May 15 and November 15 of each year, commencing on November 15, 2026.
The Issuer may, at its option, redeem all or part of the Notes at any time on or after March 1, 2028 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. Prior to March 1, 2028, the Issuer may, at its option, redeem some or all of the Notes at any time, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date, plus a “Make-Whole Premium,” as described in the Indenture. The Issuer may also redeem up to 35% of the Notes prior to March 1, 2028 using the proceeds from certain equity offerings at the redemption price set forth in the Indenture. In addition, at any time prior to March 1, 2028, the Issuer may, at its option, redeem during any twelve-month period commencing on the Settlement Date up to 10% of the aggregate principal amount of the Notes (including any additional Notes issued after the Settlement Date) at a redemption price equal to 103% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
Upon the occurrence of certain events constituting a Change of Control (as defined in the Indenture), the Issuer will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.
The Indenture contains certain covenants that limit the Issuer’s and its restricted subsidiaries’ ability to, among other things, incur or guarantee additional indebtedness or issue certain preferred stock; incur liens on assets, pay dividends or make other distributions in respect of, or repurchase or redeem, their capital stock or make other restricted payments; prepay, redeem or repurchase certain debt; make certain loans and investments; enter into agreements restricting certain subsidiaries’ ability to pay dividends; enter into transactions with affiliates; and sell certain assets or merge or consolidate with or into other companies. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any occur, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.
In connection with the issuance of the Notes and execution of the Indenture, the Issuer and the Domestic Guarantors entered into a pledge and security agreement, dated as of the Settlement Date (the “Pledge and Security Agreement”), among the Issuer, the Domestic Guarantors and the collateral agent for the Notes. Pursuant to the Pledge and Security Agreement, the obligations of the Issuer and the Domestic Guarantors will be secured on (i) a first-priority basis, equally and ratably with all of the Issuer’s and the Domestic Guarantor’s obligations under any other pari passu indebtedness, by liens on substantially all of the Issuer’s and each Domestic Guarantor’s assets (other than ABL Facility Priority Collateral (as defined below)) (the “Fixed Asset Collateral”) and (ii) a second-priority basis by liens on the Issuer’s and each Domestic Guarantor’s accounts receivable, inventory, instruments, chattel paper and other contracts, evidencing, or substituted for, any accounts receivable, guarantees, letters of credit, security and other credit enhancements in each case for the accounts receivable, commercial tort claims and general intangibles to the extent relating to any of the accounts receivable or inventory, bank accounts or securities accounts into which any proceeds of accounts receivable or inventory are deposited, tax refunds, and books and records relating to any of the foregoing (the “ABL Facility Priority Collateral”) and, in each case, any proceeds thereof, subject to certain exceptions set forth in such agreement. On the Settlement Date, the Collateral Agent also joined, as the applicable collateral agent holding a first-priority lien on the Fixed Asset Collateral and a second-priority lien on the ABL Facility Priority Collateral, that certain intercreditor agreement, dated as of January 23, 2023 (the “Intercreditor Agreement”), which provides for the relative priorities of the respective security interests in the Fixed Asset Collateral and the ABL Facility Priority Collateral, and certain other matters relating to the administration of security interests.
The foregoing description of the Notes, the Indenture, the Pledge and Security Agreement and the Intercreditor Agreement is not complete and is qualified in its entirety by reference to the full text of the Indenture, including the form of Notes contained therein, the Pledge and Security Agreement and the Intercreditor Agreement, as applicable, and, in the case of the Indenture and the form of Notes contained therein, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to ABL Agreement
On March 4, 2026, certain subsidiaries of the Company, namely Holdings, the Issuer (the “Borrower”), Cooper-Standard Automotive Canada Limited (the “Canadian Borrower”), and certain other subsidiaries of the Borrower, entered into Amendment No. 5 (the “Fifth Amendment”) to the Third Amended and Restated Loan Agreement (as amended, the “Amended ABL Facility”) with certain lenders, Bank of America, N.A., as agent, and the other parties thereto.
Pursuant to the Fifth Amendment, the ABL Facility was amended to, among other matters, (i) modify the guarantors that guarantee the Amended ABL Facility to release the guarantees of the Borrower’s subsidiaries in certain foreign jurisdictions, such that the obligations of (a) the Borrower or its affiliates relating to the U.S. borrowing base facility are guaranteed on a senior secured basis by the Domestic Guarantors and on a senior unsecured basis by the Dutch Guarantor and (b) the Canadian Borrower relating to the Canadian borrowing base facility are guaranteed on a senior secured basis by the Issuer, the Domestic Guarantors, the Canadian Borrower and Canadian subsidiaries and (ii) modify certain of the negative covenants.
The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifth Amendment, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included, or incorporated by reference, in Item 1.01 is incorporated into this Item 2.03 by reference.
Item 8.01    Other Events.
Redemption of Existing Notes
On the Settlement Date, the Issuer completed, using the proceeds from the offering of the Notes, together with cash on hand, the previously announced redemptions of (i) all $616.9 million aggregate principal amount of its 13.50% Cash Pay / PIK Toggle Senior Secured First Lien Notes due 2027 (the “Existing First Lien Notes”) at a redemption price of 102.250% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Settlement Date, (ii) all $391.8 million aggregate principal amount of its 5.625% Cash Pay / 10.625% PIK Toggle Senior Secured Third Lien Notes due 2027 (the “Existing Third Lien Notes”) at a redemption price of 101.410% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Settlement Date and (iii) all $42.6 million aggregate principal amount of its 5.625% Senior Notes due 2026 (together with the Existing First Lien Notes and the Existing Third Lien Notes, the “Existing Notes”) at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Settlement Date. No Existing Notes remain outstanding following such redemptions.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
4.1
Indenture, dated as of March 4, 2026, by and among Cooper-Standard Automotive Inc., as issuer, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent, relating to the Issuer’s 9.250% Senior Secured First Lien Notes due 2031 (including the form of note).

4.2
Fifth Amendment, dated as of March 4, 2026, to the Third Amended and Restated Loan Agreement, among CS Intermediate Holdco 1 LLC, Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings B.V., certain subsidiaries of Cooper-Standard Automotive Inc., the lenders party thereto and Bank of America, N.A. as agent for such lenders.

The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:

Exhibit No.	Description
104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Cooper-Standard Holdings Inc.

/s/ MaryAnn Peterson Kanary

Name:	MaryAnn Peterson Kanary
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: March 4, 2026